Exhibit 99.1

CONTACTS:
Angus Morrison
Senior Vice President, Chief Financial Officer
(770) 822-4295
www.vistaeyecare.com

FOR IMMEDIATE RELEASE

May 31, 2001

NATIONAL VISION, INC., FORMERLY KNOWN AS VISTA EYECARE, INC.,
AMMOUNCES EFFECTIVENESS OF PLAN OF REORGANIZATION

LAWRENCEVILLE, Georgia - Vista Eyecare, Inc. today announced that its plan of reorganization had become effective on May 31, 2001. The U.S. Bankruptcy Court for the Northern District of Georgia had previously entered an order confirming the Company's plan.

James Krause, President and Chief Executive Officer, said "Effectiveness of our plan of reorganization is a critical and important milestone in our efforts to return to financial viability and profitability. We believe that our Company, as re-capitalized and reorganized, will be poised to again become a leader in the optical industry."

 Mr. Krause added, "We wish to thank Wal-Mart Stores, Inc. for the support they have shown our Company. We are pleased to continue our long-term relationship with Wal-Mart."

The Company indicated that it had finalized a $10 million credit facility with Fleet Capital Corporation.

The Company also indicated that effective May 18, 2001, the name of the Company had been changed to "National Vision, Inc."

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